Exhibit 99.1

3003 Tasman Drive, Santa Clara, CA 95054

www.svb.com

For release at 1:00 P.M. (Pacific Time)	Contact:
July 26, 2007	Meghan O’Leary
Investor Relations
(408) 654-6364

NASDAQ: SIVB

SVB FINANCIAL GROUP ANNOUNCES A SHARE REPURCHASE PROGRAM AND 2007

SECOND QUARTER FINANCIAL RESULTS INCLUSIVE OF GOODWILL IMPAIRMENT CHARGE

SANTA CLARA, Calif. — July 26, 2007 — SVB Financial Group (NASDAQ: SIVB) today announced a share repurchase program and financial results for the second quarter ended June 30, 2007.

On July 26, 2007, our Board of Directors authorized a stock repurchase program that enables us to purchase up to $250.0 million of our common stock. This program expires on July 31, 2008 and replaces the outstanding share repurchase program that we currently have in place. We may, at our discretion, exercise this additional repurchase authority any time on or before July 31, 2008 in the open market, through block trades or otherwise, pursuant to applicable securities laws. Depending on market conditions, availability of funds, and other relevant factors, we may begin or suspend repurchases at any time prior to the termination of the repurchase program on July 31, 2008, without any prior notice.

Consolidated net income for the second quarter of 2007 was $22.9 million, or $0.61 per diluted common share, compared to $28.4 million, or $0.76 per diluted common share, for the first quarter of 2007, and $13.6 million, or $0.36 per diluted common share, for the second quarter of 2006. Consolidated net income for the second quarter of 2007 and 2006 included non-cash pre-tax charges of $17.2 million and $18.4 million, respectively, due to impairment of goodwill. The impairment results from our annual evaluation of goodwill associated with our investment banking subsidiary, SVB Alliant and changes in our outlook for SVB Alliant’s future financial performance. On July 18, 2007, we announced our decision to cease operations at SVB Alliant.

For the six months ended June 30, 2007, consolidated net income, including the charge for goodwill impairment, was $51.3 million, or $1.38 per diluted common share, compared to $35.9 million, or $0.94 for the comparable 2006 period.

Consolidated net income for the second quarter of 2007 and 2006 included pre-tax charges of $17.2 million and $18.4 million, respectively, related to impairment of goodwill from the acquisition of SVB Alliant. No impairment charges were taken or reflected in net income for the first quarter of 2007 and 2006. Non-GAAP consolidated net income, which equals GAAP consolidated net income excluding goodwill impairment charges, net of taxes, was $33.1 million or $0.88 per diluted common share for the second quarter of 2007, compared to $28.4 million or $0.76 per diluted common share for the first quarter of 2007, and $24.0 million or $0.63 per diluted common share for the second quarter of 2006.

“We delivered another strong quarter, with solid loan growth, gains in noninterest income, and greater deposit stability, as well as tangible expense control,” said Kenneth Wilcox, president and CEO of SVB Financial Group, “While the impact of the final SVB Alliant impairment was significant, the decision to cease operation of that business unit frees us to focus on developing and growing the parts of our business that consistently contribute to our core earnings.”

Second Quarter 2007 Highlights

	Three months ended					Six months ended
				% Change from
(Dollars in millions, except per share amounts)	June 30, 2007	March 31, 2007	June 30, 2006	March 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006	% Change
Income Statement
EPS — Diluted	$0.61	$0.76	$0.36	(19.7)%	69.4%	$1.38	$0.94	46.8%
Net Income	22.9	28.4	13.6	(19.4)	68.4	51.3	35.9	42.9
Net Interest Income	94.6	93.4	85.8	1.3	10.3	187.9	169.6	10.8
Provision For (Recovery of) Loan Losses	8.1	(0.4)	4.6	—	76.1	7.7	2.1	266.7
Noninterest Income	55.7	47.5	41.0	17.3	35.9	103.2	64.4	60.2
Noninterest Expense	97.9	82.1	93.6	19.2	4.6	180.0	164.3	9.6
Fully Taxable Equivalent:
Net Interest Income (1)	$94.9	$93.7	$86.2	1.3	10.1	$188.6	$170.5	10.6
Net Interest Margin	7.39%	7.58%	7.30%	(2.5)	1.2	7.48%	7.28%	2.7

Balance Sheet
Average Total Assets	$5,934.0	$5,722.5	$5,296.5	3.7	12.0	$5,828.8	$5,280.7	10.4
Return on Average Assets (2)	1.5%	2.0%	1.0%	(25.0)	50.0	1.8%	1.4%	28.6
Return on Average Equity (2)	13.7%	17.8%	9.3%	(23.0)	47.3	15.7%	12.5%	25.6
Average Loans, Net of Unearned Income	$3,426.7	$3,257.5	$2,730.9	5.2	25.5	$3,342.6	$2,697.3	23.9
Average Investment Securities	1,390.7	1,459.0	1,780.2	(4.7)	(21.9)	1,424.7	1,817.3	(21.6)
Average Deposits	3,851.0	3,851.0	3,964.7	—	(2.9)	3,851.0	4,012.9	(4.0)
Average Short-Term Borrowings	415.1	548.8	314.4	(24.4)	32.0	481.6	253.7	89.8
Average Long-Term Debt	602.2	352.4	199.2	70.9	202.3	483.2	198.6	143.3
Common Stock Repurchases	$20.2	$19.1	$43.5	5.8	(53.6)	$39.3	$69.3	(43.3)

Ratios and Other Statistics
Total risk-based capital ratio	17.29%	14.56%	14.48%	18.8	19.4	17.29%	14.48%	19.4

Tangible common equity to tangible assets (3)	10.43	11.08	10.78	(5.9)	(3.2)	10.43	10.78	(3.2)
Period End Prime Rate	8.25	8.25	8.25	—	—	8.25	8.25	—
Average SVB Prime Lending Rate	8.25%	8.25%	7.89%	—%	4.6%	8.25%	7.65%	7.8%

(1)	Interest income on non-taxable investments is presented on a fully tax-equivalent basis using the federal statutory income tax rate of 35.0 percent. The tax equivalent adjustments were $0.3 million, $0.3 million and $0.4 million for the quarters ended June 30, 2007, March 31, 2007 and June 30, 2006, respectively. The tax equivalent adjustments were $0.6 million and $0.9 million for the six months ended June 30, 2007 and 2006, respectively.
(2)	Ratios represent annualized consolidated net income divided by quarterly average assets/equity and year-to-date average assets/equity, respectively.
(3)	Ratio is based on period-end balances.

Net Interest Income and Margin

Net interest income was $94.6 million for the second quarter of 2007, compared to $93.4 million for the first quarter of 2007 and $85.8 million for the second quarter of 2006. The increase in the second quarter of 2007, compared to the first quarter of 2007 was primarily due to an increase in the average loan portfolio balance, partially offset by higher interest expense related primarily to the issuance of $250.0 million in senior notes and $250.0 million in subordinated notes during the second quarter of 2007. Net interest income on a fully tax-equivalent basis was $94.9 million for the second quarter of 2007, compared to $93.7 million for the first quarter of 2007 and $86.2 million for the second quarter of 2006.

Net interest margin (on a fully tax-equivalent basis) was 7.39 percent for the second quarter of 2007, compared to 7.58 percent for the first quarter of 2007 and 7.30 percent for the second quarter of 2006. The decrease in the second quarter of 2007, compared to the first quarter of 2007 was primarily due to an increase in interest-bearing liabilities related to the issuance of our senior and subordinated notes. Additionally, net interest margin for the first quarter of 2007 was favorably impacted by increased fee income due to loan prepayments.

Net interest income on a fully tax-equivalent basis was $188.6 million and $170.5 million for the six months ended June 30, 2007 and 2006, respectively. Net interest margin was 7.48 percent for the six months ended June 30, 2007, compared to 7.28 percent for the comparable 2006 period.

As of June 30, 2007, 71.6 percent or $2.7 billion, of our outstanding gross loans were variable-rate loans that adjust at a prescribed measurement date upon a change in our prime-lending rate or other variable indices, compared to 71.0 percent or $2.4 billion as of March 31, 2007 and 73.6 percent or $2.2 billion as of June 30, 2006.

Loan Growth

Average loans, net of unearned income were $3.4 billion for the second quarter of 2007, compared to $3.3 billion for the first quarter of 2007 and $2.7 billion for the second quarter of 2006. Period end loans, net of unearned income, were $3.8 billion at June 30, 2007, compared to $3.4 billion at March 31, 2007 and $3.0 billion at June 30, 2006. Loan growth during the second quarter of 2007, compared to the first quarter of 2007 came from all core industry segments, with particularly strong growth in loans to private equity firms for capital calls.

Deposit Growth

Average deposits were $3.9 billion for the second quarter of 2007 and first quarter of 2007, compared to $4.0 billion for the second quarter of 2006. Total deposits were $4.4 billion at June 30, 2007, compared to $3.9 billion at March 31, 2007 and $3.9 billion at June 30, 2006. Average balances for the second quarter of 2007 reflect the initial impact of a new deposit product introduced in the second quarter, which is intended to be the first of two new deposit products to be introduced in 2007.

Long-term Debt

In May 2007, we issued $250.0 million in senior notes due in 2012 with a fixed coupon of 5.70%, and $250.0 million in subordinated notes due in 2017 with a fixed coupon of 6.05%. Both debt issuances were swapped to a floating rate for interest rate risk management purposes. The proceeds from the issuance were used to pay-down short-term borrowings.

Noninterest Income

Noninterest income was $55.7 million for the second quarter of 2007, compared to $47.5 million for the first quarter of 2007 and $41.0 million for the second quarter of 2006. The increase in noninterest income in the second quarter of 2007, compared to the first quarter of 2007 was primarily attributable to:

•

Increase in net gains on derivative instruments of $2.8 million, primarily due to valuation adjustments arising from initial public offerings of stock by certain companies in our warrant portfolio, which are generally subject to a 180-day lock-up period;

•

Increase in other noninterest income of $2.1 million, primarily due to an increase in fund management fees of $0.9 million related to fund closings in the current quarter and income from revaluations of foreign currency denominated loans of $0.8 million. The income on revaluations of foreign currency denominated loans was offset by a decline in fair value of foreign exchange options which is included in net gains on derivative instruments;

•

Increase in net gains on investment securities of $1.4 million. Net gains on investment securities of $13.6 million in the second quarter of 2007 were mainly attributable to net increases of $12.1 million in the fair value of two fund investments from one of our sponsored debt funds, which are subject to lock-up until the fourth quarter of 2007. Of the $12.1 million in gains, $6.9 million was attributable to minority interests. As of June 30, 2007, we held investments, either directly or through our managed investment funds, in 375 private equity funds, 54 companies and three venture debt funds;

•	Increase in client investment fees of $0.6 million, attributable to growth in average client investment funds; and

•	Increase in foreign exchange fees of $0.5 million, which reflects both increased volumes and higher notional values of international trades by our clients.

Noninterest Expense

Noninterest expense was $97.9 million for the second quarter of 2007, compared to $82.1 million for the first quarter of 2007 and $93.6 million for the second quarter of 2006. The increase in the second quarter of 2007, compared to the first quarter of 2007 was primarily attributable to:

•

Goodwill impairment charge of $17.2 million. In connection with our annual goodwill assessment of SVB Alliant, our investment banking subsidiary, we recognized a non-cash, pre-tax charge of $17.2 million during the second quarter of 2007. The after-tax impact of the goodwill impairment charge was $10.2 million, or $0.27 per diluted common share.

•

Increase in net occupancy expense of $1.5 million, primarily from lease exit costs of $1.7 million as we exited three domestic offices in a move to improve synergy and efficiency across business units; and

•	Increase in other noninterest expense of $0.5 million, primarily due to a $1.4 million loss on the sale of foreclosed property classified as Other Real Estate Owned (“OREO”).

These increases were offset by a decrease of $2.5 million in professional services expense due to lower consulting costs and a decrease of $1.4 million in compensation and benefits expense due to higher 401(k) matching contributions in the first quarter of 2007.

Income Tax Expense

Our effective tax rate was 40.48 percent for the second quarter of 2007, compared to 41.77 percent for the first quarter of 2007. The decrease in the tax rate was primarily attributable to the tax impact of our federally tax-advantaged investments on an overall lower pre-tax income.

Our effective tax rate for the six months ended June 30, 2007 was 41.20 percent, compared to 42.00 percent for the same period a year ago. The decrease in the tax rate was primarily attributable to the tax impact of lower non-deductible share-based payment expenses on the overall pre-tax income.

Credit Quality

We recorded a provision for loan losses of $8.1 million for the second quarter of 2007, compared to a recovery of loan losses of $0.4 million for the first quarter of 2007 and a provision for loan losses of $4.6 million for the second quarter of 2006. The provision of $8.1 million in the second quarter of 2007 resulted from gross loan charge-offs of $6.3 million; and an increase in the provision of $3.0 million related to growth in our loan portfolio. These increases were partially offset by $1.2 million realized in loan recoveries.

Gross loan charge-offs and recoveries were $4.3 million and $2.3 million, respectively, for the first quarter of 2007, and gross loan charge-offs and recoveries were $5.9 million and $3.2 million for the second quarter of 2006. The level of gross charge-offs as a percentage of gross loans in the second quarter of 2007 is well within the Company’s targeted range.

The allowance for loan losses was $43.4 million, or 1.14 percent of total gross loans at June 30, 2007, compared to $40.3 million or 1.19 percent at March 31, 2007, and $37.9 million or 1.27 percent at June 30, 2006. The allowance for unfunded credit commitments was $12.8 million at June 30, 2007, compared to $13.5 million at March 31, 2007 and $13.3 million at June 30, 2006. We recognized a reduction of provision for unfunded credit commitments of $0.7 million for the second quarter of 2007, compared to $1.1 million for the first quarter of 2007 and $3.3 million for the second quarter of 2006.

Minority Interest in Consolidated Affiliates

Minority interest in net income of consolidated affiliates is primarily related to the minority interest holders’ portion of investment gains or losses and management fees in our managed funds. Minority interest in net income of consolidated affiliates was $5.8 million for the second quarter of 2007, compared to $10.4 million for the first quarter of 2007 and $5.8 million for the second quarter of 2006. Minority interest in net income of consolidated affiliates of $5.8 million for the second quarter of 2007 was primarily due to $7.3 million in investment gains from our consolidated funds, particularly related to our sponsored debt fund, offset by expenses of $3.3 million primarily related to management fees paid by our managed funds to the general partners at SVB Capital for funds management. Minority interest in capital of consolidated affiliates increased by $22.2 million for the second quarter of 2007, compared to the first quarter of 2007, due to equity transactions, which included capital calls of $19.1 million made by our consolidated affiliates and $5.8 million of net income from consolidated affiliates, partially offset by $2.7 million in distributions, primarily from one of our sponsored debt funds.

Capital

We repurchased 388,493 shares of our common stock during the second quarter of 2007 at an aggregate cost of $20.2 million. We repurchased 785,993 shares of our common stock during the six months ended June 30, 2007 at an aggregate cost of $39.3 million.

Weighted average diluted common shares outstanding were 37,407,765 for the second quarter of 2007, compared to 37,162,832 for the first quarter of 2007, and 37,991,127 for the second quarter of 2006. The increase for the second quarter of 2007, compared to the first quarter of 2007 was primarily due to the dilutive impact of our contingently convertible debt.

Additionally, additional paid-in-capital increased by $3.9 million in the second quarter of 2007, compared to the first quarter of 2007, primarily due to shares issued under our employee stock purchase plan as well as the impact from higher stock option exercises for options that were vested prior to January 1, 2006.

Outlook for the Year Ending December 31, 2007

For the year ending December 31, 2007, we expect that:

•	Average loans will increase at a percentage rate in the low-twenties and deposits will be flat to slightly down compared to 2006 average balances;

•	Average off-balance sheet client funds will grow at a percentage rate in the high-teens;

•	Net interest margin will remain at about the same percentage we recorded for 2006;

•	Fees for deposit services, letters of credit, foreign exchange and other services, in aggregate, will grow at a percentage rate in the mid-teens;

•

Our provision for loan losses for 2007 will be impacted by net charge-offs and loan growth; net charge-offs for the remaining quarters of 2007 are expected to be lower than the second quarter of 2007; and

•	Noninterest expense will grow between five and six percent over 2006 levels, excluding the impact of goodwill impairment.

Forward Looking Statements; Reclassifications

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Broadly speaking, forward-looking statements include, without limitation, the following:

•

Projections of our revenues, income, earnings per share, net interest margin, net charge-offs, noninterest costs (including professional service, compliance, compensation and other costs), cash flows, balance sheet, capital expenditures, capital structure or other financial items

•	Descriptions of our strategic initiatives, plans, objectives and expectations of management

•	Forecasts of expected levels of provisions for loan losses, loan growth, deposits, fees for deposit services and client funds

•	Forecasts of venture capital funding levels, future interest rates and future economic performance

•	Descriptions of assumptions underlying or relating to any of the foregoing

These and other forward-looking statements can be identified by the use of words such as “becoming,” “may,” “will,” “should,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends,” the negative of such words, or comparable terminology. In this release, specifically in the section “Outlook for the Year Ending December 31, 2007” above, we make forward-looking statements discussing management’s expectations about our financial performance and financial results (and the components of such results) for the year 2007, as well as the impact from our growth and expense control efforts.

Although management believes that the expectations reflected in our forward-looking statements are reasonable and has based these expectations on our beliefs and assumptions, such expectations may prove to be incorrect. Actual results of operations and financial performance could differ significantly from those expressed in or implied by management’s forward-looking statements. Factors that may cause the outlook for the year 2007 to change include, among others, the following: (i) accounting changes, as required by generally accepted accounting principles in the United States of America, (ii) changes in the state of the economy or the markets served by us, (iii) changes in credit quality of our loan portfolio, (iv) changes in interest rates or market levels or factors affecting them, (v) changes in the performance or equity valuation of companies in which we have invested or hold derivative instruments or equity warrants assets, and (vi) variations from our expectations as to factors impacting our cost structure.

For additional information about factors that could cause actual results to differ from the expectations stated in forward-looking statements, please refer to our public reports filed with the Securities and Exchange Commission, including our most recently-filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and Annual Report on Form 10-K for the year ended December 31, 2006. We urge investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this release, as these statements are based on expectations and are not guarantees. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this release are made only as of the date of this release. We do not intend, and undertake no obligation, to update these forward-looking statements.

Certain reclassifications were made to prior years’ results to conform to 2007 presentations. Such reclassifications had no effect on our results of operations or stockholders’ equity.

Earnings Conference Call

On July 26, 2007, we will host a conference call at 2:00 p.m. (Pacific Time) to discuss the financial results for the second quarter ended June 30, 2007. The conference call can be accessed by dialing (866) 916-4782 and referencing the conference ID “10164667.” International callers can access the call by dialing (706) 902-0768 and referencing the conference ID “10164667.” A listen-only live webcast can be accessed on the Investor Relations section of our website at www.svb.com. A digitized replay of this conference call will be available beginning at approximately 5:00 p.m. Pacific Time on Thursday, July 26, 2007, through midnight Pacific Time on Monday, July 30, 2007, by dialing (800) 642-1687 and referencing conference ID number “10164667.” A replay of the webcast will also be available on www.svb.com for 12 months beginning Thursday, July 26, 2007.

About SVB Financial Group

For more than 20 years, SVB Financial Group, the parent company of SVB Silicon Valley Bank, has been dedicated to helping entrepreneurs succeed. SVB Financial Group is a financial holding company that serves emerging growth and mature companies in the technology, life science, private equity and premium wine industries. Offering diversified financial services through SVB Silicon Valley Bank, SVB Alliant, SVB Analytics, SVB Capital, SVB Global and SVB Private Client Services, SVB Financial Group provides clients with commercial, investment, international and private banking services. The Company also offers funds management, broker-dealer transactions, asset management and a full range of services for private equity companies, as well as the added value of its knowledge and networks worldwide. Headquartered in Santa Clara, Calif., SVB Financial Group operates through 27 offices in the U.S. and three internationally. More information on the Company can be found at www.svb.com.

Disclaimer:

SVB Silicon Valley Bank refers to Silicon Valley Bank, the California bank subsidiary and the commercial banking operation of SVB Financial Group. Banking services are provided by Silicon Valley Bank, a member of the FDIC and the Federal Reserve. SVB Private Client Services is a division of Silicon Valley Bank. SVB Financial Group is also a member of the Federal Reserve.

SVB FINANCIAL GROUP AND SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended			Six months ended
(Dollars in thousands, except per share amounts)	June 30, 2007	March 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Interest income:
Loans	$89,051	$85,232	$70,219	$174,283	$136,367
Investment securities:
Taxable	15,782	16,293	19,600	32,075	39,994
Non-taxable	557	607	781	1,164	1,604
Federal funds sold, securities purchased under agreement to resell and other short-term investment securities	4,341	3,834	2,530	8,175	4,570

Total interest income	109,731	105,966	93,130	215,697	182,535

Interest expense:
Deposits	2,568	2,188	2,336	4,756	4,661
Borrowings	12,587	10,414	5,032	23,001	8,233

Total interest expense	15,155	12,602	7,368	27,757	12,894

Net interest income	94,576	93,364	85,762	187,940	169,641
Provision for (recovery of) loan losses	8,117	(407)	4,602	7,710	2,128

Net interest income after provision for (recovery of) loan losses	86,459	93,771	81,160	180,230	167,513

Noninterest income:
Gains on investment securities, net	13,641	12,251	900	25,892	839
Client investment fees	12,652	12,034	10,972	24,686	20,609
Foreign exchange fees	5,805	5,259	5,100	11,064	10,312
Deposit service charges	3,567	3,211	2,310	6,778	4,488
Gains on derivative instruments, net	4,751	1,973	10,807	6,724	7,822
Corporate finance fees	3,487	2,915	2,775	6,402	5,213
Letter of credit and standby letter of credit income	2,761	2,931	2,642	5,692	4,992
Other	9,036	6,887	5,472	15,923	10,104

Total noninterest income	55,700	47,461	40,978	103,161	64,379

Noninterest expense:
Compensation and benefits (1)	51,957	53,360	48,675	105,317	93,196
Impairment of goodwill	17,204	—	18,434	17,204	18,434
Professional services	6,676	9,150	10,074	15,826	18,429
Net occupancy	6,285	4,804	4,298	11,089	8,503
Furniture and equipment	5,111	5,142	3,671	10,253	7,375
Business development and travel	3,403	2,915	2,987	6,318	5,741
Correspondent bank fees	1,311	1,549	1,452	2,860	2,582
Telephone	1,423	1,433	880	2,856	1,787
Data processing services	858	1,028	861	1,886	1,989
(Reduction of) provision for unfunded credit commitments	(696)	(1,109)	(3,325)	(1,805)	(3,821)
Other	4,384	3,845	5,631	8,229	10,111

Total noninterest expense	97,916	82,117	93,638	180,033	164,326

Income before minority interest in net income of consolidated affiliates and income tax expense	44,243	59,115	28,500	103,358	67,566
Minority interest in net income of consolidated affiliates	(5,825)	(10,356)	(5,814)	(16,181)	(6,058)

Income before income tax expense	38,418	48,759	22,686	87,177	61,508

Income tax expense	15,553	20,368	9,092	35,921	25,835
Net income before cumulative effect of change in accounting principle	22,865	28,391	13,594	51,256	35,673
Cumulative effect of change in accounting principle, net of tax (2)	—	—	—	—	192

Net income	$22,865	$28,391	$13,594	$51,256	$35,865

Earnings per common share — basic before cumulative effect of change in accounting principle	$0.67	$0.82	$0.39	$1.49	$1.02
Earnings per common share — diluted before cumulative effect of change in accounting principle	$0.61	$0.76	$0.36	$1.38	$0.93
Earnings per common share — basic	$0.67	$0.82	$0.39	$1.49	$1.02
Earnings per common share — diluted	$0.61	$0.76	$0.36	$1.38	$0.94

Weighted average shares outstanding — basic	34,318,539	34,421,882	34,968,294	34,367,705	35,030,327
Weighted average shares outstanding — diluted	37,407,765	37,162,832	37,991,127	37,214,590	38,215,891

(1)	Compensation and benefits included share-based payments of $4.4 million, $3.8 million and $5.6 million for the three months ended June 30, 2007, March 31, 2007 and June 30, 2006, respectively, and $8.2 million and $11.5 million for the six months ended June 30, 2007 and 2006, respectively.
(2)	Represents the cumulative effect of change in accounting principle, net of taxes, on previously recognized share-based compensation for the effect of adopting Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment.

SVB FINANCIAL GROUP AND SUBSIDIARIES

INTERIM CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except par value and share data)	June 30, 2007	March 31, 2007	June 30, 2006
Assets:
Cash and due from banks	$350,301	$309,933	$321,334
Federal funds sold, securities purchased under agreement to resell and other short-term investment securities	655,978	254,941	222,937
Investment securities	1,593,957	1,657,539	1,759,387
Loans, net of unearned income	3,762,446	3,358,390	2,950,626
Allowance for loan losses	(43,352)	(40,256)	(37,907)

Net loans	3,719,094	3,318,134	2,912,719

Premises and equipment, net of accumulated depreciation and amortization	40,028	37,868	31,328
Goodwill	4,092	21,296	17,204
Accrued interest receivable and other assets	241,630	248,145	206,742

Total assets	$6,605,080	$5,847,856	$5,471,651

Liabilities, Minority Interest and Stockholders’ Equity:
Liabilities:
Deposits:
Noninterest-bearing demand	$3,132,430	$2,863,399	$2,758,391
Negotiable order of withdrawal (NOW)	31,389	32,325	46,489
Money market	927,995	652,741	777,327
Time	314,675	326,734	331,097

Total deposits	4,406,489	3,875,199	3,913,304

Short-term borrowings	305,000	583,901	533,811
Other liabilities	169,393	187,147	105,535
Long-term debt	838,116	353,151	197,847

Total liabilities	5,718,998	4,999,398	4,750,497

Minority interest in capital of consolidated affiliates	217,172	194,993	153,033

Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 34,387,390 shares, 34,229,797 shares and 34,858,110 shares outstanding, respectively	34	34	35
Additional paid-in capital	3,851	—	210
Retained earnings	690,350	668,486	604,794
Accumulated other comprehensive loss	(25,325)	(15,055)	(36,918)

Total stockholders’ equity	668,910	653,465	568,121

Total liabilities, minority interest and stockholders’ equity	$6,605,080	$5,847,856	$5,471,651

Capital Ratios:
Total risk-based capital ratio	17.29%	14.56%	14.48%
Tier 1 risk-based capital ratio	12.29	12.98	12.83
Tier 1 leverage ratio	12.81	12.55	12.32

Other Period-End Statistics:
Tangible common equity to tangible assets ratio	10.43%	11.08%	10.78%
Loans, net of unearned income-to-deposits ratio	85.38%	86.66%	75.40%
Book value per share	$19.45	$19.09	$16.30
Full-time equivalent employees	1,144	1,156	1,067

SVB FINANCIAL GROUP AND SUBSIDIARIES

INTERIM AVERAGE BALANCES, RATES AND YIELDS

(Unaudited)

	Three months ended
	June 30, 2007			March 31, 2007			June 30, 2006
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Federal funds sold, securities purchased under agreement to resell and other short-term investment securities (1)	$335,248	$4,341	5.19%	$293,574	$3,834	5.30%	$225,294	$2,530	4.50%
Investment securities:
Taxable	1,341,339	15,782	4.72	1,405,006	16,293	4.70	1,709,396	19,600	4.60
Non-taxable (2)	49,410	857	6.96	54,018	934	7.01	70,778	1,202	6.81
Loans:
Commercial	2,889,025	78,933	10.96	2,730,868	75,321	11.19	2,296,860	62,037	10.83
Real estate construction and term	238,967	4,024	6.75	230,053	3,823	6.74	181,012	3,069	6.80
Consumer and other	298,695	6,094	8.18	296,586	6,088	8.32	253,005	5,113	8.11

Total loans, net of unearned income	3,426,687	89,051	10.42	3,257,507	85,232	10.61	2,730,877	70,219	10.31

Total interest-earning assets	5,152,684	110,031	8.57	5,010,105	106,293	8.60	4,736,345	93,551	7.92

Cash and due from banks	267,797			277,025			236,714
Allowance for loan losses	(40,136)			(43,611)			(37,149)
Goodwill	21,107			21,296			35,435
Other assets (3)	532,535			457,653			325,115

Total assets	$5,933,987			$5,722,468			$5,296,460

Funding sources:
Interest-bearing liabilities:
NOW deposits	$40,494	$40	0.40%	$37,275	$36	0.39%	$38,749	$43	0.45%
Regular money market deposits	167,893	507	1.21	167,973	395	0.95	211,356	462	0.88
Bonus money market deposits	487,826	1,204	0.99	515,162	1,061	0.84	593,297	1,299	0.88
Time deposits	326,557	817	1.00	312,646	696	0.90	321,778	532	0.66

Total interest-bearing deposits	1,022,770	2,568	1.01	1,033,056	2,188	0.86	1,165,180	2,336	0.80
Short-term borrowings	415,093	5,561	5.37	548,829	7,295	5.39	314,431	3,987	5.09
Contingently convertible debt	148,792	240	0.65	148,560	232	0.63	147,895	233	0.63
Junior subordinated debentures	51,173	874	6.85	51,158	841	6.67	49,498	797	6.46
Senior and subordinated notes	249,608	3,845	6.18	—	—	—	—	—	—
Other long-term debt	152,669	2,067	5.43	152,669	2,046	5.44	1,788	15	3.36

Total interest-bearing liabilities	2,040,105	15,155	2.98	1,934,272	12,602	2.64	1,678,792	7,368	1.76

Portion of noninterest-bearing funding sources	3,112,579			3,075,833			3,057,553

Total funding sources	5,152,684	15,155	1.18	5,010,105	12,602	1.02	4,736,345	7,368	0.62

Noninterest-bearing funding sources:
Demand deposits	2,828,240			2,817,960			2,799,489
Other liabilities	193,279			152,129			95,068
Minority interest in capital of consolidated affiliates	200,815			171,282			138,864
Stockholders’ equity	671,548			646,825			584,247
Portion used to fund interest-earning assets	(3,112,579)			(3,075,833)			(3,057,553)

Total liabilities, minority interest and stockholders’ equity	$5,933,987			$5,722,468			$5,296,460

Net interest income and margin		$94,876	7.39%		$93,691	7.58%		$86,183	7.30%

Total deposits	$3,851,010			$3,851,016			$3,964,669

Average stockholders’ equity as a percentage of average assets			11.32%			11.30%			11.03%

(1)	Includes average interest-bearing deposits in other financial institutions of $50.9 million, $41.8 million and $32.3 million for the second quarter of 2007, first quarter of 2007 and second quarter of 2006, respectively.
(2)	Interest income on non-taxable investments is presented on a fully tax-equivalent basis using the federal statutory income tax rate of 35.0 percent. The tax equivalent adjustments were $0.3 million, $0.3 million and $0.4 million for the quarters ended June 30, 2007, March 31, 2007 and June 30, 2006, respectively.
(3)	Average investment securities of $237.7 million, $211.0 million and $129.5 million for the second quarter of 2007, first quarter of 2007 and second quarter of 2006, respectively, were classified as other assets as they were noninterest-earning assets.

SVB FINANCIAL GROUP AND SUBSIDIARIES

INTERIM AVERAGE BALANCES, RATES AND YIELDS

(Unaudited)

	Six months ended June 30,
	2007			2006
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Federal funds sold, securities purchased under agreement to resell and other short-term investment securities (1)	$314,526	$8,175	5.24%	$211,643	$4,570	4.35%
Investment securities:
Taxable	1,372,996	32,075	4.71	1,744,578	39,994	4.62
Non-taxable (2)	51,702	1,791	6.99	72,693	2,468	6.85
Loans:
Commercial	2,810,384	154,254	11.07	2,269,060	120,601	10.72
Real estate construction and term	234,534	7,847	6.75	177,874	6,009	6.81
Consumer and other	297,646	12,182	8.25	250,415	9,757	7.86

Total loans, net of unearned income	3,342,564	174,283	10.51	2,697,349	136,367	10.19

Total interest-earning assets	5,081,788	216,324	8.58	4,726,263	183,399	7.83

Cash and due from banks	272,386			241,607
Allowance for loan losses	(41,864)			(37,590)
Goodwill	21,201			35,536
Other assets (3)	495,302			314,933

Total assets	$5,828,813			$5,280,749

Funding sources:
Interest-bearing liabilities:
NOW deposits	$38,893	$76	0.39%	$40,279	$84	0.42%
Regular money market deposits	167,933	901	1.08	247,195	997	0.81
Bonus money market deposits	501,419	2,265	0.91	606,473	2,537	0.84
Time deposits	319,640	1,514	0.96	317,856	1,043	0.66

Total interest-bearing deposits	1,027,885	4,756	0.93	1,211,803	4,661	0.78
Short-term borrowings	481,592	12,855	5.38	253,699	6,230	4.95
Contingently convertible debt	148,676	478	0.65	147,800	465	0.63
Junior subordinated debentures	51,165	1,710	6.74	49,842	1,517	6.14
Senior and subordinated notes	130,716	3,845	5.93	—	—	—
Other long-term debt	152,669	4,113	5.43	967	21	4.38

Total interest-bearing liabilities	1,992,703	27,757	2.81	1,664,111	12,894	1.56

Portion of noninterest-bearing funding sources	3,089,085			3,062,152

Total funding sources	5,081,788	27,757	1.10	4,726,263	12,894	0.55

Noninterest-bearing funding sources:
Demand deposits	2,823,128			2,801,074
Other liabilities	167,592			107,202
Minority interest in capital of consolidated affiliates	186,130			129,886
Stockholders’ equity	659,260			578,476
Portion used to fund interest-earning assets	(3,089,085)			(3,062,152)

Total liabilities, minority interest and stockholders’ equity	$5,828,813			$5,280,749

Net interest income and margin		$188,567	7.48%		$170,505	7.28%

Total deposits	$3,851,013			$4,012,877

Average stockholders’ equity as a percentage of average assets			11.31%			10.95%

(1)	Includes average interest-bearing deposits in other financial institutions of $46.4 million and $30.0 million for the six months ended June 30, 2007 and 2006, respectively.
(2)	Interest income on non-taxable investments is presented on a fully tax-equivalent basis using the federal statutory income tax rate of 35.0 percent. The tax equivalent adjustments were $0.6 million and $0.9 million for the six months ended June 30, 2007 and 2006, respectively.
(3)	Average investment securities of $224.4 million and $128.6 million for the six months ended June 30, 2007 and 2006, respectively, were classified as other assets as they were noninterest-earning assets.

Gains on Derivative Instruments, Net

	Three months ended					Six months ended
(Dollars in thousands)	June 30, 2007	March 31, 2007	June 30, 2006	% Change		June 30, 2007	June 30, 2006	% Change
				March 31, 2007	June 30, 2006
(Losses) gains on foreign exchange forward contracts, net (1)	$(421)	$892	$1,019	(147.2)%	(141.3)%	$471	$579	(18.7)%

Change in fair value of interest rate swap (2)	598	(341)	(1,586)	(275.4)	(137.7)	257	(4,457)	(105.8)

Equity warrant assets:
Gains on exercise, net	883	2,983	3,180	(70.4)	(72.2)	3,866	3,748	3.1
Change in fair value (3):
Cancellations and expirations	(720)	(747)	(722)	(3.6)	(0.3)	(1,467)	(1,476)	(0.6)
Other changes in fair value	4,411	(814)	8,916	(641.9)	(50.5)	3,597	9,428	(61.8)

Total net gains on equity warrant assets (4)	4,574	1,422	11,374	221.7	(59.8)	5,996	11,700	(48.8)

Total gains on derivative instruments, net	$4,751	$1,973	$10,807	140.8%	(56.0)%	$6,724	$7,822	(14.0)%

(1)	Represents the change in the fair value of foreign exchange forward contracts executed on behalf of clients and with correspondent banks to economically reduce our foreign exchange exposure risk related to certain foreign currency denominated loans.
(2)	For the three months ended June 30, 2007, March 31, 2007 and June 30, 2006, this amount represents the change in the fair value hedge implemented in April 2006.
(3)	As of June 30, 2007, we held warrants in 1,202 companies, compared to 1,232 companies as of March 31, 2007 and 1,288 companies as of June 30, 2006.
(4)	Includes net gains on equity warrant assets held by consolidated investment affiliates. Relevant amounts attributable to minority interests are reflected in the interim consolidated statements of income under the caption “Minority Interest in Net Income of Consolidated Affiliates”.

Minority Interest in Net Income of Consolidated Affiliates

	Three months ended			Six months ended
(Dollars in thousands)	June 30, 2007	March 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Net interest income (1)	$268	$420	$684	$688	$1,253

Noninterest income (1)	7,310	11,256	6,252	18,566	6,738

Noninterest expense (1)	(3,269)	(2,255)	(1,122)	(5,524)	(1,933)

Carried interest (2)	1,516	935	—	2,451	—

Total minority interest in net income of consolidated affiliates	$5,825	$10,356	$5,814	$16,181	$6,058

(1) Represents minority interest share in net interest income, non interest income, and non interest expense of consolidated affiliates.
(2) Represents the preferred allocation of income earned by the General Partner managing one of our consolidated funds.

Reconciliation of Basic and Diluted Weighted Average Shares Outstanding

	Three months ended			Six months ended
(Shares in thousands)	June 30, 2007	March 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Weighted average shares outstanding-basic	34,319	34,422	34,968	34,368	35,030
Effect of dilutive securities:
Stock options	1,364	1,328	1,500	1,344	1,641
Restricted stock awards and units	91	93	147	48	126
Convertible debt	1,634	1,320	1,376	1,455	1,419

Total effect of dilutive securities	3,089	2,741	3,023	2,847	3,186

Weighted average shares outstanding-diluted	37,408	37,163	37,991	37,215	38,216

Credit Quality

	Period end balances at
(Dollars in thousands)	June 30, 2007	March 31, 2007	June 30, 2006
Nonperforming Loans and Assets:
Loans Past Due 90 Days or More	$1,365	$—	$500
Nonaccrual Loans	10,882	10,920	6,867

Total Nonperforming Loans	12,247	10,920	7,367
Other Real Estate Owned	—	5,677	5,949

Total Nonperforming Assets	$12,247	$16,597	$13,316

Nonperforming Loans as a Percentage of Total Gross Loans	0.32%	0.32%	0.25%
Nonperforming Assets as a Percentage of Total Assets	0.19%	0.28%	0.24%

Allowance for Loan Losses	$43,352	$40,256	$37,907
As a Percentage of Total Gross Loans	1.14%	1.19%	1.27%
As a Percentage of Nonperforming Loans	353.98%	368.64%	514.55%
Allowance For Unfunded Credit Commitments (1)	$12,848	$13,544	$13,293
Total Gross Loans	$3,787,911	$3,381,144	$2,976,260

(1)	The “Allowance for Unfunded Credit Commitments” is included as a component of “Other Liabilities”.

Client Investment Funds and Deposits

	Period end balances at
(Dollars in millions)	June 30, 2007	March 31, 2007	June 30, 2006
Client Investment Funds (1):
Client Directed Investment Assets	$12,103.5	$11,879.8	$10,428.4
Sweep Money Market Funds	2,492.9	2,243.8	2,476.3
Client Investment Assets Under Management	5,822.9	5,203.0	4,591.1

Total Client Investment Funds	20,419.3	19,326.6	17,495.8

Deposits:
Noninterest-Bearing Demand	3,132.4	2,863.4	2,758.4
Negotiable Order of Withdrawal (NOW)	31.4	32.3	46.5
Money Market	928.0	652.8	777.3
Time	314.7	326.7	331.1

Total Deposits	4,406.5	3,875.2	3,913.3

Total Client Investment Funds and Deposits	$24,825.8	$23,201.8	$21,409.1

(1)	Client Investment Funds invested through SVB Financial Group are maintained at third party financial institutions.

Average total client investment funds were $20.0 billion for the second quarter of 2007, compared to $19.5 billion for the first quarter of 2007 and $17.2 billion for the second quarter of 2006.

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use certain non-GAAP measures (non-GAAP net income and non-GAAP earnings per basic and diluted common share) of financial performance. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that do not occur in every reporting period of our core business, operating results or future outlook. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to net income and earnings per basic and diluted common share, or other financial measures prepared in accordance with GAAP. In the financial table below, we have provided a reconciliation of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release.

SVB FINANCIAL GROUP AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(Unaudited)

	Three months ended			Six months ended
(Dollars in thousands except per share amounts)	June 30, 2007	March 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Net Income	$22,865	$28,391	$13,594	$51,256	$35,865
Impact of impairment of goodwill on income before income taxes (1)	17,204	—	18,434	17,204	18,434
Impact of impairment of goodwill on income tax benefit (2)	(7,010)	—	(7,986)	(7,010)	(7,986)

Non-GAAP Net Income	$33,059	$28,391	$24,042	$61,450	$46,313

Non-GAAP Earnings per common share — basic	$0.96	$0.82	$0.69	$1.79	$1.32
Non-GAAP Earnings per common share — diluted	$0.88	$0.76	$0.63	$1.65	$1.21

(1)	Goodwill impairment charge for SVB Alliant recognized in the quarters ended June 30, 2007 and 2006.
(2)	Tax benefit recognized in the quarters ended June 30, 2007 and 2006 from goodwill impairment at SVB Alliant tax rate.